UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2018

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046
(Address of principal executive offices) (Zip code)
(281) 406-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Parker Drilling Company's Annual Meeting of Stockholders was held on May 10, 2018. Set forth below are descriptions of the matters voted on and the results of the votes taken at the meeting.

1.	To elect two nominees (listed below) as Class I directors, each for a three-year term.
	Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Richard D. Paterson	82,650,261	5,427,950	172,342	36,513,016
	Zaki Selim	80,950,259	7,134,372	165,922	36,513,016

2.	To approve, on a non-binding advisory basis, the compensation of the named executive officers.
	Votes For	Votes Against	Abstentions	Broker Non-Votes
	52,577,779	35,117,034	555,740	36,513,016

3.
To consider and act upon a proposal for the ratification of the selection made by our Audit Committee reappointing KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	122,364,453	1,963,798	435,318	0

4.
To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock and a corresponding reduction in the number of authorized shares of the Company’s common stock.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	115,185,031	8,988,052	590,486	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: May 11, 2018	By:	/s/ Jennifer F. Simons
Jennifer F. Simons
Vice President, General Counsel and Secretary